September 2010

MFA

FINANCIAL, INC.

Forward Looking Statements

When used in this presentation or other written or oral communications, statements which are not historical in nature, including those containing words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions, are intended to identify "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

These forward-looking statements include information about possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives. Statements regarding the following subjects, among others, may be forward-looking: changes in interest rates and the market value of MFA's MBS; changes in the prepayment rates on the mortgage loans securing MFA's MBS; MFA's ability to borrow to finance its assets; implementation of or changes in government regulations or programs affecting MFA's business; MFA's ability to maintain its qualification as a REIT for federal income tax purposes; MFA's ability to maintain its exemption from registration under the Investment Company Act of 1940; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including those described in the annual, quarterly and/or current reports that MFA files with the SEC, could cause MFA's actual results to differ materially from those projected in any forward-looking statements it makes.

These forward-looking statements are based on beliefs, assumptions and expectations of MFA's future performance, taking into account all information currently available. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect MFA. Except as required by law, MFA is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MFA FINANCIAL, INC.

MFA

is positioned with the requisite expertise to benefit from investment in Agency and Non-Agency Residential MBS

MFA FINANCIAL, INC.

Experienced Management Team Focused on Residential MBS Opportunities

- Non-Agency MBS remain available at deep discounts to par value.
- Agency MBS continue to benefit from a steep yield curve.
- Our goal remains to generate double-digit ROEs with appropriate levels of leverage.

Solid Long Term Results

15.07% Annual Return Since January 2000

Total Return



450
400
350
300
250
200
150
100
50
0
-50
-100
Dec-99
Dec-00
Dec-01
Dec-02
Dec-03
Dec-04
Dec-05
Dec-06
Dec-07
Dec-08
Mar-10
Jun-10
MFA
S&P
S&P Fin

Source: Bloomberg
Includes reinvestment of dividends

Growth in Book Value Per Share

MFA FINANCIAL, INC.

44% Growth in Book Value per Common Share over the last 18 Months



Dollars Per Share
$8.00
$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
$5.29
$7.40
$7.61
December 31, 2008
December 31, 2009
June 30, 2010

MFA FINANCIAL, INC.

Investment in Residential MBS Including Both Agency MBS and Non-Agency MBS*

At June 30, 2010 ($ in Millions)	Agency MBS	MFR MBS *(1)*	Legacy Non-Agency MBS	Cash	Other, net	Total
Amortized cost	$ 6,171	$ 1,623	$ 236	$ 575	$ 43	$ 8,648
Asset fair value	$ 6,386	$ 1,810	$ 198	$ 575	$ 43	$ 9,012
Less repurchase agreements	(5,573)	(929)	(114)	-	-	(6,616)
= Equity allocated	$ 813	$ 881	$ 84	$ 575	$ 43	$ 2,396
Swaps at fair value	-	-	-	-	(168)	(168)
=Net equity allocated	$ 813	$ 881	$ 84	$ 575	$ (125)	$ 2,228
Debt/net equity ratio	6.85 x	1.05 x	1.36 x	-	-	2.97 x

For the Quarter Ended June 30, 2010	Agency MBS	MFR MBS	Legacy Non-Agency MBS	Cash	Other, net	Total
Yield on Assets	3.61%	10.30%	5.37%	0.07%		4.59%
Less Cost of Funds	2.41% *(2)*	1.72%	2.14%	0.00%		2.31%
Spread	1.20%	8.58%	3.23%	0.07%		2.28%

** For additional detail regarding the foregoing table, see MFA's press release dated August 3, 2010.*
(1) Includes Non-Agency MBS and repurchase agreements underlying MBS Forwards.
(2) Includes effect of Swaps.

MFA FINANCIAL, INC.

Higher Yielding Non-Agency MBS generated over 60% of MFA's Second Quarter Net Interest Income

MFA Second Quarter Net Interest Income*


< 1%
Non-Agency MBS: $37,657
Agency MBS: $21,940
Cash: $112

Dollars in Thousands

**Includes interest income on Non-Agency MBS and interest expense on repurchase agreements underlying MBS Forwards.*

MFA FINANCIAL, INC.

Strategically Positioning Agency MBS Portfolio

The Agency MBS Portfolio (which is more sensitive to potential increases in prepayments and interest rates) has been reduced from in excess of $10 Billion to a current Target Range of $6 to $6.5 Billion

MFA Agency Portfolio


Billions of Dollars
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
$10.2
$6.4
June 2008
June 2010

MFA FINANCIAL, INC.

MFA is acquiring Agency MBS to replace runoff

- The majority of our assets will continue to be whole-pool Agency MBS due to the attractiveness of the asset class and for purposes of our exemption under the Investment Company Act of 1940.
- The yield curve remains steep and incremental spreads on Agency MBS are approximately 200 basis points.
- Tighter underwriting standards moderate voluntary prepayment rates.

MFA FINANCIAL, INC.

Strategically Increasing Non-Agency MBS Portfolio

MFA continues to identify high-yielding Non-Agency MBS at deeply discounted prices

MFA Non-Agency Portfolio*


Millions of Dollars
$2,500
$2,000
$1,500
$1,000
$500
$0
$2,008
$204
December 2008
June 2010

**Includes $444 million of Non-Agency MBS underlying MBS Forwards at June 30, 2010.*

MFA Strategy - Non-Agency MBS*

MFA FINANCIAL, INC.

- Since December 2008, MFA has acquired approximately \$1.8 billion market value of Non-Agency MBS. These Non-Agency MBS have an average amortized cost of 65% of par.
- In the Second Quarter of 2010, these assets on an unlevered basis generated a loss adjusted yield of 10.3%.
- These high yielding assets are less sensitive to changes in the yield curve and interest rates. The return on discounted Non-Agency MBS increases if prepayments increase.

**As of June 30, 2010 and includes Non-Agency MBS underlying MBS Forwards.*

MFA Strategy – MFR Non-Agency MBS

MFA FINANCIAL, INC.

Deeply discounted purchase price, substantial credit reserve and 8.45% credit enhancement mitigate credit risk*

MFR Portfolio

As of June 30, 2010



Current Face
$2,501,859
Amortized Cost
$1,623,028
65%
Purchase Discount
$878,831
35%
Credit Reserve
$629,688
25%
Accretable Discount
$249,143
10%

Dollars in Thousands

Includes $444 million of Non-Agency MBS underlying MBS Forwards.

MFA FINANCIAL, INC.

MFA

is positioned with the requisite expertise to benefit from investment in Agency and Non-Agency Residential MBS

MFA
FINANCIAL, INC.